Exhibit 99.1

Slinger Announces Second Quarter Fiscal 2021 Financial Results

Revenue increased 106% YoY to a record $5.4 million

BALTIMORE, December 22, 2021 (GLOBE NEWSWIRE) — Slinger (OTCQB: SLBG), a leading connected sports technology company, today announced financial results for its Q2 2021 fiscal quarter, ended October 31 2021.

“This was a momentous quarter for Slinger as we announced two transformational acquisitions that will enable the development of our Watch, Play, Learn connected technology platform strategy, while also reporting our first $5 million quarter for revenue, driven by strong Slinger Bag sales,” said Mike Ballardie, Slinger CEO.

Second Quarter Fiscal 2021 Financial Highlights (versus Fiscal 2020):

●	Revenue of $5.4 million versus $2.6 million;

●	Gross profit of $2.1 million versus $1.0 million;

●	GAAP net loss and loss per share of ($38.8) million and ($0.95) versus ($2.5) million and ($0.10), respectively;

●	Non-GAAP net loss and loss per share of ($1.1) million and ($0.03) versus ($0.2) million and ($0.01), respectively.

Second Quarter Fiscal 2021 Business Highlights:

●	Announced the Watch, Play, Learn strategy driven by transformational deals to acquire PlaySight Interactive, a pioneer and leader across sports video technology, data capture, high-performance analytics and automated video production; and GAMEFACE.AI, a leading athletic performance AI company that is also building the analysis engine for the Slinger App;

●	Foundation Tennis announced its partnership with Square;

●	Expanded distribution into China and Brazil tennis markets;

●	Partnered with the world-renowned Mouratoglou Academy.

Select Financial Metrics: Q2 Fiscal 2021 versus Fiscal 2020 as of 10/31/21*

(in $Ms)	2Q21	2Q20	Change	YTD FY21	YTD FY20	Change
Net sales	$5.4	$2.6	106.1%	$7.9	$3.2	149.2%
Gross income	$2.1	$1.0	100.4%	$2.9	$0.7	329.4%
Gross margin	38.6%	39.7%		36.2%	21.0%
GAAP operating loss	($35.1)	($0.2)	nm	($37.6)	($1.7)	nm
Non-GAAP operating loss	($0.8)	($0.1)	nm	($2.5)	($1.6)	nm
GAAP net loss	($38.8)	($2.5)	nm	($42.3)	($3.9)	nm
Non-GAAP net loss	($1.1)	($0.2)	nm	($2.8)	($2.0)	-40.0%
GAAP loss per share	($0.95)	($0.10)	nm	($1.20)	($0.15)	nm
Non-GAAP loss per share	($0.03)	($0.01)	nm	($0.08)	($0.07)	-14.3%

nm = not measurable/meaningful

*numbers may not add due to rounding

We define non-GAAP operating income (loss) as the respective GAAP measure, excluding expenses related to share-based compensation, shares and warrants issued in connection of services, amortization of acquired intangible assets, and acquisition-related expenses.

We define non-GAAP net income (loss) as GAAP net income (loss), excluding items used to calculate non-GAAP operating income (loss), as well as other non-cash items, including gains/losses related to:

The extinguishment of debt; the amortization of debt discounts; inducement of conversions of equity; the change in the value of derivatives that are marked-to-market quarterly; the issuance of convertible notes.

Please see reconciliations of all non-GAAP financial measures after the financial statements.

Fiscal 2021 Commentary

“As we look to the second half of the fiscal year, we have several catalysts that will bring all the pieces together to enable our Watch, Play, Learn strategy. First, we expect to close our two transformational acquisitions in the weeks to come. Next, in early Spring, we anticipate introducing both the Slinger app with its AI-driven performance analytics and our unified, connected sports platform for tennis. Finally, we will bring our Watch, Play, Learn capabilities to new market segments, led by introducing Slinger Bag ball launchers for Pickleball and Padel Tennis after these product releases.

“Turning to our expected financial performance for fiscal year 2021, we expect revenue (not including revenue from pending acquisitions) to be $17 - $18 million, or an increase of 57% - 67% over the prior year’s revenue of $10.8 million. We anticipate our adjusted EBITDA run rate to be near break-even as we exit the year. Once the GAMEFACE.AI and PlaySight deals are closed, we will update our consolidated guidance.

“In conclusion, I am excited about Slinger’s transformation into a sports tech business, driven by recurring SaaS, subscription and content revenue. I believe the connected sports vision we are implementing will bring our platform’s unique value proposition to consumers and drive value for our shareholders in the years ahead,” Ballardie concluded.

The Slinger Bag is available to order or to find out more about Slinger Bag, visit https://slingerbag.com.

Webcast Information

The Company will be hosting a webcast and Q&A at 10:00 a.m. Eastern Time on Wednesday, December 22, 2021. The webcast will be available at https://viavid.webcasts.com/starthere.jsp?ei=1521010&tp_key=c8920e3fe9.

It is recommended to submit questions ahead of time to investors@slingerbag.com, but investors will also be able to submit questions through the live webcast.

About Slinger

Slinger is a new sports brand focused on delivering innovative, game improvement technologies and equipment across all ball sports categories. With the vision to become a leading connected sports company, Slinger enhances the skill and enjoyment levels of players of all ages and abilities. Slinger is initially focused on building its brand within the global tennis market through its Slinger Bag Tennis Ball Launcher and Accessories. Slinger Bag has underpinned its proof of concept with over $250M of retail value in global distribution agreements since the Spring of 2020. Slinger is primed to disrupt traditional global markets with its patented, highly transportable, and affordable Slinger Bag Launcher and its suite of connected app and SaaS services.

Forward-Looking Statements: This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

For Slinger Investor Relations inquiries, please visit www.slingerbagir.com, or contact investors@slingerbag.com or 443-407-7564

For Slinger media inquiries, please contact the press office at press@slingerbag.com 443-407-7564

SLINGER BAG INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	October 31, 2021	April 30, 2021
	(Unaudited)
Assets

Current assets
Cash and cash equivalents	$1,747,661	$928,796
Accounts receivable, net	846,529	762,487
Inventories, net	8,578,431	3,693,216
Prepaid inventory	475,913	140,047
Loan and interest receivable	1,435,219	-
Prepaid expenses and other current assets	110,970	60,113
Total current assets	13,194,723	5,584,659

Goodwill	1,240,000	-
Other intangible assets, net	2,290,895	112,853
Total assets	$16,725,618	$5,697,512

Liabilities and Shareholders’ Deficit

Current liabilities
Accounts payable and accrued expenses	$5,306,355	$2,050,476
Accrued payroll and bonuses	1,210,805	1,283,464
Deferred revenue	71,242	99,531
Accrued interest - related party	821,925	747,636
Notes payable - related party, net	-	6,143,223
Convertible notes payable, net	2,627,778	-
Derivative liabilities	14,870,050	13,813,449
Total current liabilities	24,908,155	24,137,779

Long-term liabilities
Note payable, net	-	10,477
Total liabilities	24,908,155	24,148,256

Commitments and contingencies (Note 11)

Shareholders’ deficit
Common stock, $0.001 par value, 300,000,000 shares authorized, 41,869,622 and 27,642,828 shares issued and outstanding as of October 31, 2021 (unaudited) and April 30, 2021, respectively; 0 and 6,921,299 shares issuable as of October 31, 2021 (unaudited) and April 30, 2021, respectively	41,870	27,643
Additional paid-in capital	62,871,881	10,365,056
Accumulated other comprehensive loss	(12,346)	(20,170)
Accumulated deficit	(71,083,942)	(28,823,273)
Total shareholders’ deficit	(8,182,537)	(18,450,744)
Total liabilities and shareholders’ deficit	$16,725,618	$5,697,512

SLINGER BAG INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE LOSS

	For the Three Months Ended		For the Six Months Ended
	October 31,	October 31,	October 31,	October 31,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$5,400,542	$2,620,068	$7,938,115	$3,185,053
Cost of sales	3,315,605	1,579,750	5,067,956	2,516,650
Gross income	2,084,937	1,040,318	2,870,159	668,403

Operating expenses:
Selling and marketing expenses	887,809	397,922	1,594,906	699,940
General and administrative expenses	36,197,888	829,510	38,592,687	1,588,778
Research and development costs	103,318	15,439	277,366	43,549
Total operating expenses	37,189,015	1,242,871	40,464,959	2,332,267
Loss from operations	(35,104,078)	(202,553)	(37,594,800)	(1,663,864)

Other expense (income):
Amortization of debt discounts	2,629,069	52,543	2,650,285	286,251
Loss on extinguishment of debt	1,978,295	1,999,487	7,096,730	1,432,820
Induced conversion loss	-	51,412	-	51,412
Gain on change in fair value of derivatives	(4,803,569)	-	(9,130,913)	-
Loss on issuance of convertible notes	3,689,369	-	3,689,369	-
Interest expense - related party	22,495	144,085	78,728	316,549
Interest expense, net	205,620	74,046	281,670	147,256
Total other expense	3,721,279	2,321,573	4,665,869	2,234,288
Loss before income taxes	(38,825,357)	(2,524,126)	(42,260,669)	(3,898,152)
Provision for income taxes	-	-	-	-
Net loss	(38,825,357)	(2,524,126)	(42,260,669)	(3,898,152)

Other comprehensive gain (loss), net of tax
Foreign currency translation adjustments	20,852	(1,544)	7,824	(2,937)
Total other comprehensive gain (loss), net of tax	20,852	(1,544)	7,824	(2,937)
Comprehensive loss	$(38,804,505)	$(2,525,670)	$(42,252,845)	$(3,901,089)

Net loss per share, basic and diluted	$(0.95)	$(0.10)	$(1.20)	$(0.15)
Weighted average number of common shares outstanding, basic and diluted	41,080,733	26,420,584	35,104,580	26,255,603

SLINGER BAG INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	October 31,	October 31,
	2021	2020
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$(42,260,669)	$(3,898,152)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization expense	131,958	-
Gain on change in fair value of derivatives	(9,130,913)	-
Shares and warrants issued in connection with services	1,417,728	183,845
Share-based compensation	32,569,112	-
Loss on extinguishment of debt	7,096,730	1,432,820
Induced conversion loss	-	51,412
Amortization of debt discounts	2,650,285	286,251
Loss on issuance of convertible notes	3,689,369	-

Changes in operating assets and liabilities:
Accounts receivable, net	(84,262)	(353,505)
Inventories, net	(4,886,227)	(993,049)
Prepaid expenses and other current assets	(422,119)	110,455
Accounts payable and accrued expenses	3,256,234	327,579
Accrued payroll and bonuses	(72,659)	361,608
Deferred revenue	(28,289)	630,148
Accrued interest - related party	74,289	316,549
Net cash used in operating activities	(5,999,433)	(1,544,039)

Cash flows from investing activities
Note receivable issuance	(1,400,000)	-
Net cash used in investing activities	(1,400,000)	-

Cash flows from financing activities
Proceeds from convertible notes payable	11,000,000	-
Debt issuance costs related to convertible notes payable	(800,251)	-
Proceeds from notes payable – related party	1,000,000	2,000,000
Repayments of notes payable – related party	(1,000,000)	-
Repayment of note payable	(2,000,000)	-
Proceeds from note payable	-	120,000
Other financing activities	9,671	-
Net cash provided by financing activities	8,209,420	2,120,000

Effect of exchange rate fluctuations on cash and cash equivalents	8,878	(2,937)

Net change in cash and cash equivalents	818,865	573,024
Cash and cash equivalents, beginning of the period	928,796	79,847
Cash and cash equivalents, end of the period	$1,747,661	$652,871

Supplemental disclosure of cash flow information
Interest paid	$111,105	$140,180
Income taxes paid	3,896	-

Supplemental disclosure of non-cash investing and financing activities
Shares issued for conversion of notes payable – related party	$6,220,003	$-
Shares issued in connection with acquisition	3,550,000	-
Elimination of related party derivative liabilities	8,754,538	-
Derivative liabilities recorded as debt discounts of convertible notes	10,199,749	-
Conversion of note payable and accrued interest into common stock	-	187,037
Warrants issued with note payable	-	70,130

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance. We use the following non-GAAP financial measures, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance. We believe that non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, may be helpful to investors because they provide consistency and comparability with past financial performance and meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. The non-GAAP financial measures are presented for supplemental informational purposes only, have limitations as analytical tools, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP financial measures used by other companies. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business, which it includes in press releases announcing quarterly financial results, including this press release.

We define non-GAAP operating income (loss) as the respective GAAP measure, excluding expenses related to share-based compensation, shares and warrants issued in connection of services, amortization of acquired intangible assets, and acquisition-related expenses.

We define non-GAAP net income (loss) as GAAP net income (loss), excluding items used to calculate non-GAAP operating income (loss), as well as other non-cash items, including gains/losses related to:

●	The extinguishment of debt; the amortization of debt discounts; inducement of conversions of equity; the change in the value of derivatives that are marked-to-market quarterly; the issuance of convertible notes.

Reconciliation of GAAP to Non-GAAP Operating Loss	2Q21	2Q20	YTD FY21	YTD FY20
GAAP Operating Loss	($35.1)	($0.2)	($37.6)	($1.7)
Excluding:
Share-based compensation	$32.4	-	$32.6	-
Shares and warrants issued in connection with services	$0.8	$0.1	$1.4	$0.1
Amortization of acquired intangible assets	$0.1	-	$0.1	-
Acquisition-related expenses	$1.0	-	$1.0	-
Non-GAAP Operating Loss	($0.8)	($0.1)	($2.5)	($1.6)

Reconciliation of GAAP to Non-GAAP Net Loss and Loss Per Share	2Q21	2Q20	YTD FY21	YTD FY20
GAAP Net Loss	($38.8)	($2.5)	($42.3)	($3.9)
Excluding the Following Other Expenses (Income):
Amortization of debt discounts	$2.6	$0.1	$2.7	$0.3
Loss on extinguishment of debt	$2.0	$2.0	$7.1	$1.4
Induced conversion loss	-	$0.1	-	$0.1
Gain on change in fair value of derivatives	($4.8)	-	($9.1)	-
Loss on issuance of convertible notes	$3.7	-	$3.7	-

Excluding the Following Operating Expenses:
Share-based compensation	$32.4	-	$32.6	-
Shares and warrants issued in connection with services	$0.8	$0.1	$1.4	$0.1
Amortization of acquired intangible assets	$0.1	-	$0.1	-
Acquisition-related expenses	$1.0	-	$1.0	-
Non-GAAP net loss	($1.1)	($0.2)	($2.8)	($2.0)
Non-GAAP loss per share	($0.03)	($0.01)	($0.08)	($0.07)